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                                                                       Exhibit 8

                      KAYNE ANDERSON MLP INVESTMENT COMPANY


                                 CODE OF ETHICS
                                       AND
                           POLICY ON PERSONAL TRADING

INTRODUCTION

      Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires every registered investment company to have a written code of ethics that specifically addresses trading practices by Access Persons (defined below). This Code of Ethics shall apply to Kayne Anderson MLP Investment Company (the "Company"). The Rule also requires that reasonable diligence be used and procedures instituted to prevent violations of this Code of Ethics.

      The following three general fiduciary principles are understood to govern the personal investment activities of mutual fund advisory personnel:

- such personnel have a duty at all times to place the interests of Company shareholders first;

- all personal securities transactions by such personnel must be conducted consistently with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individuals position of trust and responsibility; and

-     such personnel should not take inappropriate advantage of their positions.

1.    DEFINITIONS

      (a) "Access Person" means any officer or director of the Company and any of its employees, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and any natural person in a control relationship to the Company who obtains information with respect to the Company with regard to the purchase or sale of a security.

      (b) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act except securities issued by the Government of the United States or by federal agencies and which are direct obligations of the United States, bankers' acceptances, certificates of deposit, commercial paper and shares of registered open-end investment companies.


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         (c)      A "security held or to be acquired" means a security which, within the most recent 15 days (i) is or has been held by the Company; or (ii) is being or has been considered by the Company for purchase by the Company, and includes the writing of an option to purchase or sell a security. A Security is "being considered for the current purchase or sale" when a decision (or recommendation) to purchase or sell a Security has been made and communicated, and, with respect to a person making a decision (or recommendation), when such person believes such decision or recommendation is imminent.

         (d) "Beneficial Ownership" shall have the meaning ascribed thereto under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         (e) "Investment Personnel" means any person who is involved in the investment decisions for the Company and who may have significant opportunities to influence investment decisions for the Company to his or her benefit.

2.    PROHIBITIONS

      No Access Person:

      (a) In connection with the purchase or sale by such person of a security held or to be acquired by the Company:

            (i) shall employ any device, scheme or artifice to defraud the Company;

            (ii) make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

            (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or

            (iv) engage in any manipulative practice with respect to the Company.

      (b) Shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his/her actual knowledge at the time of such purchase or sale:

            (i)   is being considered for purchase or sale by the Company; or

            (ii)  is then being purchased or sold by the Company.


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      Under this Code of Ethics, all Access Persons are required to:

            (i) avoid purchasing securities offered and sold as part of an initial public offering ("IPO") until after the public offering and then only at the prevailing market price;

            (ii) avoid purchases or sales of securities that are being considered for the current purchase or sale by the Company or a client;

            (iii) avoid purchases or sales of securities that have been purchased or sold by the Company or a client until after any such transaction or series of transactions has been completed (subject to settlement); and

            (iv) avoid purchases or sales of securities unless precleared.

3.    EXEMPTED TRANSACTIONS

      The prohibitions of Section 2 of this Code of Ethics shall not apply to:

      (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

      (b) Purchases or sales of securities which are not eligible for purchase or sale by the Company.

      (c) Purchases or sales which are non-volitional on the part of either the Access Person or the Company.

      (d)   Purchases which are part of an automatic dividend reinvestment plan.

      (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

4.    PROCEDURAL MATTERS

      (a)   The Secretary of the Company shall:

            (i)   Furnish a copy of this Code of Ethics to each Access Person.

            (ii) Notify each such Access Person of his or her obligation to file reports as provided by Section 5 of this Code of Ethics.


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            (iii) Report to the Board of Directors the facts contained in any reports filed with the Secretary pursuant to Section 5 of this Code of Ethics when any such report indicates that an Access Person engaged in a transaction in a security held or to be acquired by the Company. Additionally, an annual written report will be provided to the Board of Directors, describing any material issues that arose during the previous year under this Code of Ethics.

            (iv)  Maintain the records required by paragraph (d) of Rule 17j-1.

      (b) On annual basis, the Board of Directors will certify that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

5.    REPORTING

      (a) Every Access Person shall report to the Company the information described in Section 5(c) of this Code of Ethics with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

      (b) An independent Director, i.e., a Director of the Company who is not an "interested person" (as defined in Section 2(a)(19) of the 1940
            Act) of the Company, is not required to file a report on a transaction in a security provided such Director neither knew nor, in the ordinary course of fulfilling his or her official duties as a Director of the Company, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Director, such security is or was purchased or sold by the Company or is or was being considered for purchase by its investment adviser.

      (c) An initial report shall be made within 10 days from the date in which a person was deemed an Access Person. Thereafter, every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

            (i) the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

            (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);


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            (iii) the price at which the transaction was effected; and

            (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

      (d) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

      (e) Each Access Person shall re-certify his or her familiarity with this Code of Ethics and report all security holdings annually. Access Persons are required to complete and sign the annual certification and security report is required to be completed and signed within 30 days of the end of the calendar year.

6.    BOARD OVERSIGHT

      The Board of Directors must initially approve the Code of Ethics for the Company, and the Board of Directors must approve any material changes to the Code of Ethics within six (6) months of such change. The General Counsel or his or her designee shall provide to the Board of Directors a written report outlining any material issues that arose during the previous year and annually certify that the Company has adopted procedures in compliance with this Code of Ethics.

7.    IMPLEMENTATION

      In order to implement this Code of Ethics, a compliance officer and back-ups have been designated for the Company. These individuals are:

      David J. Shladovsky (Compliance Officer)
      Ralph C. Walter (Back-up)

      The Compliance Officer or his delegate shall create a list of all Access Persons and update the list with reasonable frequency. The Compliance Officer or his delegate shall circulate a copy of this Code of Ethics (in hard copy or electronically) to each Access Person at least once each year.

8.    VIOLATIONS

      Upon being apprised of facts which indicate that a violation of this Code of Ethics may have occurred, the Board of Directors of the Company shall determine whether, in their judgment, the conduct being considered did in fact violate the provisions of this Code of Ethics. If the Board of Directors determines that a violation of this Code of Ethics has occurred, the Board of Directors may impose such sanctions (including but not limited to a letter of censure, suspension, termination of employment, and/or a disgorging of any


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      profits made) as it deems appropriate in the circumstances. If the person whose conduct is being considered by the Board is a Director of the Company, he/she shall not be eligible to participate in the judgment of the Board of Directors as to whether a violation exists or in whether, or to what extent, sanctions should be imposed.


Originally Adopted:
Last Reviewed:


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                      KAYNE ANDERSON MLP INVESTMENT COMPANY

      Securities Transactions Report For the Calendar Quarter/Year Ended:
Month/Day/Year

To the Secretary of the Company:

      During the quarter referred to above, the following transactions were effected in securities in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to this Code of Ethics adopted by the Company.

                               Number of                     Nature of
                               Shares or                      Transaction                 Broker/Dealer
                Date of        Principal    Dollar Amount    (Purchase, Sale,            or Bank through
   Security     Transaction    Amount       of Transaction   Other)             Price    Whom Effected
----------------------------------------------------------------------------------------------------------

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

      This report (i) excludes transactions with respect to which I had no direct or indirect influence, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

      NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and registered open-end investment Companies.

      Disinterested directors are not required to make a report except where such director knew or should have known that during the 15-day period immediately preceding the date of the transaction by the director, such security was purchased or sold by the Company or was being considered for purchase by its investment adviser.

Date:                        Signature:
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                             Print Name:
                                        --------------------------------

                             Title:
                                   -------------------------------------

                             Employer's Name:
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